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Exhibit (10)(1)


                              CONSULTING AGREEMENT


This Consulting agreement (the "Agreement") is made as of this 15th day of August, 2003 by and between Consult & Coach US, Rainer Poertner, 730 Oxford Avenue, Marina del Rey, CA 90292 ("Consultant") and Marketing Worldwide Corporation, a Delaware corporation ("Company"), whose principal place of business is 4695 MacArthur Court, Suite 1430, Newport Beach, CA 92660

WHEREAS:

1. Consultant is willing and capable of providing on a "best efforts" basis various consulting services for potential business development, execution of a "Reverse Merger" and fund raising activities for and on behalf of Company.

2. Company desires to retain Consultant as an independent consultant and Consultant desires to be retained in that capacity upon the terms and conditions hereinafter set forth.

3. The Company and Consultant acknowledge that Consultant currently owns 200,000 shares of the Company's common stock.

NOW THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. CONSULTING SERVICES. Company hereby retains Consultant as an independent consultant to Company and Consultant hereby accepts and agrees to such retainer. Consultant shall render to Company services of an advisory or consultative nature in order to identify, generate and aid in the executing of potential business development opportunities for the Company, specifically executing all preparations for the execution of a "Reverse Merger", agreements to raise funds for the operations of the Company and/or other merger and acquisition opportunities, such as the Company being acquired by, or acquiring another entity. Consultant will from time to time issue verbal or written reports to inform Company on Consultant's activities.

2. TIME, PLACE AND MANNER OF PERFORMANCE. Consultant shall be available for advice and counsel to the officers and directors of Company at such reasonable and convenient times and places as may be mutually agreed upon.

3. TERM. The term of this Agreement shall commence as of the date hereof and continue until October 31, 2003 and then renew itself automatically for additional one-year terms, unless terminated in accordance with Paragraph 7 below. Entering into agreements with entities proposed by Consultant is at Company's discretion.


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4.       COMPENSATION. In consideration of these services, Company shall pay
         Consultant five percent in stock in the public entity being established (i.e. 5% of 10,000,000 shares = 500,000 shares) and seven and a half percent (7.5%) in cash of any cash amounts received pre or post of the merger transaction, or in common stock of any additional non-cash value created in connection with transactions initiated by the Consultant. While the decision to enter into any agreement is at the Company's sole discretion, the Company agrees not to unreasonably withdraw from execution of the reverse merger, if the terms are substantially similar to the terms outlined in Schedule A.

         The Company will pay consultant the amount of $4,000 per month, such payments to be made at the 1st of each month beginning immediately following the closing of any transaction or November 1, 2003. In addition Company will grant Consultant options to purchase 200,000 shares of the common stock of the Company at a strike price to be mutually agreed upon no later than thirty (30) days after the execution of the merger and not to exceed 150% of the share price at that date, as a general consulting fee, such options to be issued at the request of the Consultant.

5. VESTING. Any shares granted to the Consultant under this agreement will vest fully and immediately on the date of issuance.

6. EXPENSES. All expenses incurred by Consultant in connection with the services, except Consultants general office expenses, will be borne by the Company; amounts in access of $500. - need to be approved in advance by Company.

7. TERMINATION. This agreement may be terminated at any point after October 31, 2003, by Consultant or Company upon ninety (90) days prior written notice.

8. DISCLOSURE OF INFORMATION. Consultant and Company both recognize and acknowledge that they have and may have access to certain confidential information that are valuable, special and unique assets and property of Consultant and Company and such affiliates. Both parties will not, during or after the term of this Agreement, disclose, without the prior written consent or authorization of the other party, any of such information to any person, except to representatives of parties, for any reason or purpose whatsoever. In this regard, the parties agree that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

9. NATURE OF RELATIONSHIP. It is understood and acknowledged by the parties that Company is retaining Consultant in an independent capacity and that in this connection Consultant hereby agrees not to enter into any agreement or incur any obligation on behalf of Company without the written consent of Company. Company acknowledges that Consultant is now and may in the future be involved in a number of business and investment activities for third parties in connection with which Consultant provides services similar to the services to be provided by Consultant hereunder and will continue to be involved in such activities.

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10.      CONFLICT OF INTEREST NONINTERFERENCE WITH BUSINESS. Consultant shall be free to perform services for other persons provided that it shall obtain Company's prior written approval if it intends to provide consulting services for any other person which may conflict with its obligations hereunder. Consultant also agrees not to disclose any confidential information to such persons and during and for a period of one (1) year immediately following the termination of this Agreement by either party, not to solicit or induce any employee or independent contractor or general business relationship to terminate or breach an employment, or to prevent and/or terminate a contractual or other relationship with Company.

11. INDEMNIFICATION BY COMPANY. Company agrees to indemnify and hold harmless Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which Consultant may become subject to arising from this Agreement or the actions of Company or any of its directors, officers or affiliates. Company will comply with all of the applicable laws of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended.

12. INDEMNIFICATION BY CONSULTANT. Consultant agrees to indemnify and hold harmless Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant may become subject to arising from this Agreement or the actions of Consultant or any of its directors, officers or affiliates. Consultant will comply with all of the applicable laws of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended.

12. WAIVER OF BREACH. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

13. ASSIGNMENT. This Agreement and the rights and obligations of the parties hereunder shall not be assigned without the prior written approval of the other and shall inure to the benefit of and shall be binding upon their successors and assigns.

13. SEVERABILITY. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

14. ENTIRE AGREEMENT. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties. This Agreement is governed by the laws of California.

15. WAIVERS AND MODIFICATION. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which taken together shall constitute but one and the same document.



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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this
Agreement as of the day and year first above written.





Rainer Poertner                             Marketing Worldwide Corporation


/s/ Rainer Poertner                         /s/ Richard O. Weed
------------------------------------        ------------------------------------
President                                   Richard O. Weed, President



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